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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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                                                        Percentage of    State of Incorporation
      Parent                       Subsidiary             Ownership         or Organization
------------------------    --------------------------  --------------   ----------------------
Yonkers Financial           The Yonkers Savings and        100%                 Federal
Corporation                 Loan Association, FA

The Yorkers Savings and     Yonkers Financial Services     100%                 New York
Loan Association, FA        Corporation

The Yonkers Savings and     Yonkers REIT, Inc.             100%                 New York
Loan Association, FA
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